Exhibit 23.02



                       Consent Of Independent Accountants



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-77060, 33-93048, 333-49561, 333-56349 and
333-55827) of ATMI, Inc. of our report dated May 17, 1997, except for the last paragraph of Note 3 which is as of July 29, 1997 and the last paragraph of Note 6 which is as of December 18, 1997, pertaining to the combined financial statements of Lawrence Semiconductor Laboratories, Inc. and Affiliate appearing on page F-3 of this Form 10-K/A Amendment No. 2. It should be noted, however, that such financial statements are not included separately in the Form 10-K/A Amendment No. 2. We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 31, 1996 appearing on page F-25 of this Form 10-K/A Amendment No. 2. when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.



Price Waterhouse LLP
Phoenix, Arizona
June 30, 1998